Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP.
ANNOUNCES RESULTS FOR THE SECOND QUARTER OF FISCAL 2012
AND PROVIDES UPDATED FISCAL 2012 GUIDANCE

Melville, New York – March 8, 2012 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2012.

Net sales for the second quarter of fiscal 2012 were $99.1 million compared to $162.8 million for the second quarter of fiscal 2011. The period-over-period decrease is due to lower net sales, as expected, most notably in the Company's mobile data communications segment. GAAP net income was $5.8 million, or $0.27 per diluted share, for the second quarter of fiscal 2012 compared to $16.1 million, or $0.52 per diluted share, for the second quarter of fiscal 2011.

Net sales for the six months ended January 31, 2012 were $212.5 million compared to $341.0 million for the six months ended January 31, 2011. GAAP net income was $18.4 million, or $0.75 per diluted share, for the six months ended January 31, 2012 compared to $41.8 million, or $1.32 per diluted share, for the six months ended January 31, 2011.

The Company also announced that it is raising the low end of its fiscal 2012 revenue guidance by $20.0 million. As such, the Company’s updated fiscal 2012 revenue guidance range is now $420.0 million to $430.0 million. In addition, the Company is increasing its Adjusted EBITDA guidance by $2.0 million to a new range of $72.0 million to $77.0 million, and is increasing its diluted earnings per share guidance to a new range of $1.34 to $1.44. This guidance includes the impact of the Company’s repurchases of its common stock through March 7, 2012.

In commenting on the Company’s performance and business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “During the second quarter, we continued to successfully execute our business strategies. Our second quarter results clearly demonstrate that, despite challenging global economic conditions and operating in a period of significant U.S. and foreign government budgetary constraints, our business remains strong and our long-term growth plans remain on track.”

Mr. Kornberg added, “We are currently negotiating a new BFT-1 sustainment contract with the U.S. Army. Although we are not yet certain of the exact mix of products and services that we will be asked to continue to supply, we are optimistic that at least one new BFT-1 sustainment contract will be awarded prior to March 31, 2012.”

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Selected Fiscal 2012 Second Quarter Financial Metrics and Other Items

•	Backlog as of January 31, 2012 was $126.3 million compared to $127.0 million as of October 31, 2011.

•
Total bookings for the three and six months ended January 31, 2012 were $98.4 million and $193.8 million, respectively, compared to $95.0 million and $202.5 million for the three and six months ended January 31, 2011, respectively.

•
Earnings before interest, taxes, depreciation and amortization (including amortization of intangibles and stock-based compensation) and costs related to a withdrawn fiscal 2011 contested proxy solicitation (“Adjusted EBITDA”), was $15.7 million and $39.2 million for the three and six months ended January 31, 2012, respectively, versus $32.3 million and $78.7 million for the three and six months ended January 31, 2011, respectively.

•
The Company’s income tax provision for the six months ended January 31, 2012 reflects a net discrete tax benefit of $3.5 million, almost all of which was recorded in the first quarter of fiscal 2012. The Company’s effective income tax rate for the twelve months ending July 31, 2012 is expected to approximate 35.0%, excluding any discrete tax adjustments.

•
At January 31, 2012, the Company had $400.2 million of cash and cash equivalents which does not reflect the subsequent (i) repurchase of an additional 308,279 shares of the Company’s common stock for an aggregate cost of approximately $10.0 million (including transaction costs) from February 1, 2012 through March 7, 2012; or (ii) the quarterly dividend payment of $5.4 million which was paid on February 22, 2012.

•
During the six months ended January 31, 2012, the Company repurchased 5,066,292 shares of its common stock at an aggregate cost of approximately $155.7 million (including transaction costs). From February 1, 2012 through March 7, 2012, the Company repurchased an additional 308,279 shares at an aggregate cost of approximately $10.0 million (including transaction costs). Since the establishment of the Company’s repurchase programs, it has purchased a total of 9,672,079 shares of common stock for approximately $287.4 million (including transaction costs). The Company can make additional repurchases of up to $62.9 million pursuant to its existing $250.0 million repurchase program.

•	During the three months ended January 31, 2012, the Company paid $6.1 million of cash dividends to its stockholders.

•
Additional information about the Company’s updated fiscal 2012 guidance is contained in the Company’s Second Quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, March 9, 2012. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 895-1085 (domestic) or (785) 424-1055 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2663. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s BFT-1 contract, including the Company’s ongoing negotiations with the U.S. Army and post-award audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2012	2011	2012	2011

Net sales	$99,141,000	162,811,000	212,502,000	340,971,000
Cost of sales	57,725,000	101,901,000	119,806,000	215,827,000
Gross profit	41,416,000	60,910,000	92,696,000	125,144,000

Expenses:
Selling, general and administrative	19,626,000	23,175,000	43,744,000	47,190,000
Research and development	9,444,000	10,467,000	19,128,000	21,218,000
Amortization of intangibles	1,692,000	2,004,000	3,411,000	3,891,000
Merger termination fee, net	-	-	-	(12,500,000)
	30,762,000	35,646,000	66,283,000	59,799,000

Operating income	10,654,000	25,264,000	26,413,000	65,345,000

Other expenses (income):
Interest expense	2,183,000	2,090,000	4,329,000	4,153,000
Interest income and other	(434,000)	(626,000)	(930,000)	(1,320,000)

Income before provision for income taxes	8,905,000	23,800,000	23,014,000	62,512,000
Provision for income taxes	3,084,000	7,704,000	4,592,000	20,760,000

Net income	$5,821,000	16,096,000	18,422,000	41,752,000

Net income per share:
Basic	$0.29	0.59	0.85	1.51
Diluted	$0.27	0.52	0.75	1.32

Weighted average number of common shares outstanding – basic	20,087,000	27,209,000	21,672,000	27,664,000

Weighted average number of common and common equivalent shares outstanding – diluted	26,056,000	32,983,000	27,588,000	33,403,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.25	0.55	0.50

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2012	July 31, 2011
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$400,216,000	558,804,000
Accounts receivable, net	60,902,000	70,801,000
Inventories, net	75,207,000	74,661,000
Prepaid expenses and other current assets	8,747,000	7,270,000
Deferred tax asset, net	11,892,000	11,529,000
Total current assets	556,964,000	723,065,000

Property, plant and equipment, net	24,515,000	26,638,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	42,059,000	45,470,000
Deferred financing costs, net	3,326,000	3,823,000
Other assets, net	1,182,000	1,159,000
Total assets	$765,400,000	937,509,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,668,000	23,501,000
Accrued expenses and other current liabilities	36,427,000	49,858,000
Dividends payable	5,352,000	6,100,000
Customer advances and deposits	8,048,000	11,011,000
Interest payable	1,553,000	1,531,000
Income taxes payable	-	4,056,000
Total current liabilities	70,048,000	96,057,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	6,306,000	6,360,000
Income taxes payable	3,235,000	3,811,000
Deferred tax liability	1,697,000	2,101,000
Total liabilities	281,286,000	308,329,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,869,089 shares and 28,731,265 shares at January 31, 2012 and July 31, 2011, respectively	2,887,000	2,873,000
Additional paid-in capital	358,697,000	355,001,000
Retained earnings	400,077,000	393,109,000
	761,661,000	750,983,000
Less:
Treasury stock, at cost (9,574,737 shares and 4,508,445 shares at January 31, 2012 and July 31, 2011, respectively)	(277,547,000)	(121,803,000)
Total stockholders’ equity	484,114,000	629,180,000
Total liabilities and stockholders’ equity	$765,400,000	937,509,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2012	2011	2012	2011

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,821,000	16,096,000	18,422,000	41,752,000
Income taxes	3,084,000	7,704,000	4,592,000	20,760,000
Net interest expense and other	1,749,000	1,464,000	3,399,000	2,833,000
Amortization of stock-based compensation	1,036,000	1,351,000	1,909,000	2,859,000
Depreciation and other amortization	4,053,000	5,686,000	8,192,000	10,511,000
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	-	2,638,000	-
Adjusted EBITDA	$15,743,000	32,301,000	39,152,000	78,715,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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